Exhibit 99.1

PRESS RELEASE

	Contacts:	Mel Payne, Chairman & CEO
Joe Saporito, CFO
Carriage Services, Inc.
713-332-8400
FOR IMMEDIATE RELEASE
Ken Dennard / Lisa Elliott
DRG&E / 713-529-6600

CARRIAGE SERVICES TO PRESENT AT THE

UBS GLOBAL HEALTHCARE SERVICES

CONFERENCE

FEBRUARY 9, 2005 – HOUSTON – Carriage Services, Inc. (NYSE: CSV) today announced that it will participate in the UBS Global Healthcare Services Conference to be held February 14 – 16, 2005 at The Plaza Hotel in New York City.

Mel Payne, Chief Executive Officer, and Joe Saporito, Chief Financial Officer, are scheduled to present on Tuesday, February 15, 2005 at 10:00 a.m. eastern time.  The presentation will be broadcast live over the Internet and is expected to last approximately 25 minutes.  The live web cast link will be available on the Carriage Services website at www.carriageservices.com, as well as archived there for replay.

Carriage Services is the fourth largest publicly traded death care company. As of February 9, 2005, Carriage operates 134 funeral homes and 30 cemeteries in 28 states.

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